UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 13, 2008

THE AMACORE GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-27889	59-3206480
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1211 North Westshore Boulevard, Suite 512, Tampa Florida	33607
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (813) 289-5552

_______________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On March 13, 2008, The Amacore Group, Inc. (the “Company”) entered into an informal agreement (the “Informal Agreement”) with Vicis Capital Master Fund (“Vicis”) for the purchase by Vicis of (a) 400 shares (the “Shares”) of the Company’s Series G Convertible Preferred Stock, par value $0.001 per share (“Series G Preferred Stock”) for an aggregate cash purchase price of $4,000,000 and (b) warrants to acquire 45,000,000 shares of the Company’s Class A Common Stock, par value $0.001 per share (“Class A Common Stock”), exercisable for five years at an exercise price of $0.375 per share (the “Warrant”).  Shares of Series G Preferred Stock are convertible into shares of the Company’s Class A Common Stock and have rights and preferences senior to certain other classes and series of the Company’s capital stock.  The Informal Agreement is subject to the execution of definitive written agreements.  The Company received the $4,000,000 purchase price payment on March 13, 2008.  However, the Company has not yet executed a written agreement with respect to the transactions or issued the Shares or the Warrant.  The Shares and Warrant will be issued upon execution of definitive written agreements.

As a result of this transaction (assuming the issuance of the Shares) and the purchase by Vicis in October 2007 of 300 shares of Series G Preferred Stock and in January 2008 of 300 shares of Series G Preferred Stock, Vicis owns an aggregate of 1,000 shares of Series G Preferred Stock.  Vicis also owns an aggregate of 694.6 shares of the Company’s Series D Convertible Preferred Stock and 139 shares of the Company’s Series E Convertible Preferred Stock.  In addition, Vicis owns warrants to acquire 400,000 shares of the Company’s Class A Common Stock at an exercise price of $2.40 per share and, as a result of this transaction (assuming the issuance of the Warrant), warrants to acquire 45,000,000 shares of the Company’s Class A Common Stock at an exercise price of $0.375 per share

The Company anticipates that it will enter into definitive written agreements, including a stock purchase agreement, a warrant agreement and a registration rights agreement, with Vicis in the next few weeks with respect to the transactions described.  However, the Company cannot guarantee that the terms and conditions of the definitive written agreements will be exactly as described above; the definitive written agreements may contain additional terms or terms different than those described above.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure under Item 1.01 above is incorporated herein by reference.  The Shares referenced in Item 1.01 were offered and sold to Vicis in a private placement transaction in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.  The Company based such reliance on certain representations made by Vicis to the Company including that Vicis is an accredited investor as defined in Rule 501 of Regulation D.

FORWARD LOOKING STATEMENTS

Information contained in this report, other than historical information, is considered to be “forward-looking statements” that are subject to risks and uncertainties.  These forward-looking statements include information about the Company’s expected execution of definitive written agreements with Vicis with respect to the acquisition of the Shares and the Warrant and registration rights.  In some cases, you may identify forward-looking statements by words such as “may,” “should,” “plan,” “intend,” “potential,” “continue,” “believe,” “expect,” “predict,” “anticipate” and “estimate,” the negative of these words or other comparable words.  These statements are only predictions.  One should not place undue reliance on these forward-looking statements.  The forward-looking statements are qualified by their terms and/or important  factors, many of which are outside the Company’s control, involve a number of risks, uncertainties and other factors that could cause actual results and events to differ materially from the statements made.  The forward-looking statements are based on the Company’s beliefs, assumptions and expectations about the Company’s entry into written agreements with Vicis and about the Company’s future performance, taking into account information currently available to the Company.  These beliefs, assumptions and expectations can change as a result of many possible events or factors, including those events and factors described in “Risk Factors” in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2006 filed with the Securities and Exchange Commission, not all of which are known to the Company.  The Company will update this forward-looking information only to the extent required under applicable securities laws.  Neither the Company nor any other person assumes responsibility for the accuracy or completeness of these forward-looking statements.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 19, 2008

THE AMACORE GROUP, INC.

By:	/s/ Clark A. Marcus
Name: Clark A. Marcus
Title: Chief Executive Officer

3